Exhibit 99.1

GAUCHO HOLDINGS ANNOUNCES FIRESIDE CHAT WITH CNBC AND FOX BUSINESS NETWORK MARKET ANALYST KENNY POLCARI

A Strategic Discussion on Argentina’s Investment Landscape Post-political Shift, Featuring Insights From CEO Scott Mathis

MIAMI, FL / December 20, 2023 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced a streaming broadcast fireside chat exploring the unique investment climate in Argentina, with Gaucho Holdings at the forefront. The broadcast features Kenny Polcari, a renowned market analyst from CNBC and Fox Business Network, interviewing Scott Mathis, CEO of Gaucho Holdings.

The discussion, (which can be streamed here https://youtu.be/hbN1k6KmZ14?si=0PCQcakeaEv_050F) delves into the Company’s strategies and opportunities in Argentina, especially in the context of the country’s recent political shift. This broadcast comes at a time when Argentina is seen as a ground ripe for economic revitalization and investment growth, a perspective strongly held by Gaucho Holdings.

Gaucho Holdings is uniquely positioned to leverage the burgeoning investment opportunities in Argentina, particularly in the real estate sector. With a significant presence in the Argentine market since 2007, the Company enjoys a strong foothold that presents a formidable barrier to new entrants. Its diversified portfolio in Argentina includes fully operational companies with established synergies, allowing streamlined operations across various platforms. The Company’s seasoned management team, with deep expertise in navigating the Argentine market, further solidifies its advantageous position.

The fireside chat is moderated by Kenny Polcari, whose extensive experience in financial markets and strategy will enrich the discussion. Polcari is the Managing Partner of Kace Capital Advisors and serves as the Chief Market Strategist at SlateStone Wealth. He also contributes his expertise as a member of the Advisory Board of The Headstrong Project and is part of the National Organization of Investment Professionals. With a career that commenced on the trading floor of the New York Stock Exchange in 1985, Polcari’s industry knowledge is both deep and broad. He is a graduate of Boston University, School of Management, where he earned a Bachelor of Science in Business Administration, majoring in Finance, in 1983.

This fireside chat promises to offer valuable perspectives on Argentina’s investment landscape, showcasing Gaucho Holdings’ strategic vision and operational strengths in this emerging market.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com